SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 687-7800

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 20, 2015, the Board of Directors of M&F Bancorp, Inc. (the "Company") elected Patricia R. Healy to serve as a director of the Company. Ms. Healy will serve as a director of the Company until the Company’s 2016 Annual Meeting of Shareholders, or until her successor is elected and qualified, or her earlier removal, resignation, death or incapacity. Ms. Healy has not yet been appointed to serve on any board committees, but is expected to do so in the near future.

Ms. Healy has no familial relationships with any executive officer or director of the Company. Other than her election as a director of the Company, there have been no transactions, nor are there any currently proposed transactions, in which the Company has or is to be a participant and the amount involved exceeds $120,000 and in which Ms. Healy had or will have a direct or indirect material interest.

A copy of the Company's press release making these announcements is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated July 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/James H. Sills, III
James H. Sills, III
President and Chief Executive Officer

Dated: July 21, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 22, 2015.